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                                                                  EXECUTION COPY



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                            SHARE EXCHANGE AGREEMENT

                                     BETWEEN

                          QUADRANGLE INVESTMENTS, INC.

                                       AND

                                 ICG TEVIS, INC.



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                                   Dated as of

                                February 28, 2000

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            This SHARE EXCHANGE AGREEMENT is dated as of February 28, 2000 (this
"Agreement"), by and between Quadrangle Investments, Inc. ("Quadrangle"), a Delaware corporation and a wholly owned subsidiary of Teligent, Inc. ("Teligent"), and ICG Tevis, Inc., a Delaware corporation ("ICG").

            WHEREAS, Quadrangle proposes, subject to the terms and conditions set forth herein, to sell to ICG 1,000,000 Shares of Class A Common Stock of Teligent (the "Teligent Stock") in exchange for the ICG Stock referenced below; and

            WHEREAS, ICG proposes, subject to the terms and conditions set forth herein, to sell to Quadrangle 2,996,076 shares of its common stock, par value $0.01 per share of ICG Communications, Inc. (the "ICG Stock"), in exchange for the Teligent Stock;

            NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.

                                    ARTICLE I

                                   DEFINITIONS

            As used in this Agreement, the following terms shall have the following meanings:

            "Applicable Law" means (a) any United States federal, state, local or foreign law, statute, rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental Authority and (b) with respect to any party, any rule or listing requirement of any applicable national stock exchange or listing requirement of any national stock exchange or Commission recognized trading market on which securities issued by such party are listed or quoted.

            "Business Day" means any day other than a Saturday, a Sunday or a day when banks in The City of New York are authorized by Applicable Law to be closed.

            "Capital Stock" means with respect to either party, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or any and all partnership or other equity interests of such party.


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                                                                               2


            "Commission" means the United States Securities and Exchange Commission.

            "Contract" means any contract, lease, loan agreement, mortgage, security agreement, trust indenture, note, bond, or other agreement (whether written or oral) or instrument.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "GAAP" means United States generally accepted accounting principles, consistently applied.

            "Governmental Authority" means (i) any foreign, Federal, state or local court or governmental or regulatory agency or authority, (ii) any arbitration board, tribunal or mediator and (iii) with respect to any party, any national stock exchange or Commission recognized trading market on which securities issued by such party or any of its Subsidiaries are listed or quoted.

            "Lien" means any mortgage, pledge, lien, security interest, claim, restriction, charge or encumbrance of any kind.

            "Person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

            "Registration Rights Agreement" means the Registration Rights Agreements, dated as of the date hereof, in the forms attached hereto as Exhibits A-1 and A-2, respectively.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Shares" means the Teligent Stock or the ICG Stock, as applicable.

            "subsidiary" means, with respect to any Person (i) a corporation a majority of whose capital stock with, voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a subsidiary of such Person, or by such Person and one or more subsidiaries of such Person, (ii) a


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partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership and has the power to direct the policies and management of such partnership or (iii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (A) at least a majority ownership interest or (B) the power to elect or direct the election of the directors or other governing body of such Person.

            "Transactions" means the transactions contemplated by this Agreement.

                                   ARTICLE II

                                SALE AND PURCHASE

            SECTION 2.1. Agreement to Sell and to Purchase. On the Closing Date, and upon the terms and subject to the conditions set forth in this Agreement,
(i) Quadrangle shall sell to ICG, and ICG shall purchase and accept from Quadrangle, the Teligent Stock in exchange for the ICG Stock and (ii) ICG shall sell to Quadrangle, and Quadrangle shall purchase and accept from ICG, the ICG Stock in exchange for the Teligent Stock (both of the foregoing sales and purchase collectively, the "Share Exchange").

            SECTION 2.2. Closing. The closing of the Share Exchange shall take place on a date to be specified by Quadrangle and ICG, which shall be no later than the second Business Day after the date as of which all of the conditions set forth in Article V hereof shall have been satisfied (or, to the extent permitted by law, waived by the party or parties entitled to the benefit thereof) or at such other time and date as the parties hereto shall agree in writing (such date and time, the "Closing Date"), at the offices of O'Sullivan, Graev & Karabell, located at 30 Rockefeller Plaza, New York, New York 10112 or at such other place as the parties hereto shall agree in writing.

            At the Closing, (a) Quadrangle shall deliver or cause to be delivered to ICG certificates representing the Teligent Stock, and ICG shall deliver or cause to be delivered to Quadrangle certificates representing the ICG Stock, which certificates shall be in definitive form and


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registered in the name of ICG or Quadrangle, as applicable, or such party's nominee or designee and (b) each party hereto shall deliver to the other party:

            (i) an officer's certificate of such party as contemplated by Section 5.1(d);

            (ii) a certificate of the secretary of such party covering such matters as are customarily covered by such certificates, in form and substance reasonably acceptable to the other party; and

            (iii) a long-form good standing certificate of such party issued by the Secretary of State of the State of Delaware.

            SECTION 2.3. Anti-Dilution Provisions. In the event the parent of either party changes (or establishes a record date for changing) the number of shares of its common stock issued and outstanding prior to the Closing Date as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to its outstanding common stock and the record date therefor shall be prior to the Closing Date, the number of shares to be sold hereunder by such party and purchased by the other party shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            Quadrangle hereby represents and warrants to ICG and ICG hereby represents and warrants to Quadrangle on the date hereof and on and as of the Closing Date as follows:

            SECTION 3.1. Organization and Standing. Each of such party and its subsidiaries is duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and as proposed to be conducted. Each of such party and its subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary,


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except for any such failures to so qualify or be in good standing that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of such party and its subsidiaries, taken as a whole (a "Material Adverse Effect").

            SECTION 3.2. Capital Stock. (a) Such party is the record and beneficial owner of, and has good and marketable title to, the Shares to be sold by it hereunder, free and clear of any Lien. Such party has the sole right to transfer, pledge, assign or otherwise dispose of (including by gift) ("Transfer") the Shares to be sold by such party, and none of such Shares is subject to any voting trust or other agreement, arrangement or restrictions with respect to the Transfer of such Shares.

            (b) Each Share to be sold by such party hereunder will be duly authorized and validly issued and fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law.

            SECTION 3.3. Authorization; Enforceability. Such party has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, and has taken all action necessary to authorize the execution, delivery and performance by it of this Agreement and the consummation of the Share Exchange. No other corporate or stockholder action on the part of such party is necessary for such authorization, execution, delivery and consummation. Such party has duly executed and delivered this Agreement. This Agreement constitutes a legal, valid and binding obligation of such party.

            SECTION 3.4. No Violation; Consents. (a) The execution, delivery and performance by such party of this Agreement and the consummation by such party of the Share Exchange do not and will not contravene any Applicable Law, except for any such contravention that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on
Schedule 3.4(a), the execution, delivery and performance by such party of this Agreement and the consummation of the Share Exchange (i) will not (A) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancelation or acceleration) under any Contract to which such party or its parent is a party or by which such party or its parent is bound or to which any of their assets is subject, or (B) result in the creation or


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imposition of any Lien upon any of the assets of such party's parent, except for any such violations, breaches, defaults or Liens that would not, individually or in the aggregate, have a Material Adverse Effect and (ii) will not conflict with or violate any provision of the certificate of incorporation or bylaws or other governing documents of such party.

            (b) Except for (i) the filings by such party required by the HSR Act, (ii) the approval of Teligent's stockholders required by Section 203(a)(3) of the Delaware General Corporation Law (the "Stockholder Approval"), (iii) applicable orders and permits, if any, approving the Transactions from state regulatory authorities and (iv) applicable filings, if any, required by applicable federal and state laws, in each case, which shall be made (or are not required to be made) on or prior to the Closing Date, no consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by such party for the execution, delivery and performance of this Agreement or the consummation by such party of the Share Exchange, except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of such party to consummate the Transactions.

            SECTION 3.5. Litigation. There are not any (a) outstanding judgments against or affecting such party or any of its subsidiaries, (b) proceedings pending or, to the knowledge of such party, threatened against or affecting such party or any of its subsidiaries or (c) investigations by any Governmental Authority that are, to the knowledge of such party, pending or threatened against or affecting such party or any of its subsidiaries that in any manner challenge or seek to prevent, enjoin, alter or materially delay the consummation of the Transactions.

            SECTION 3.6. Commission Filings; Financial Statements. (a) Such party's parent has filed all reports, registration statements and other filings, together with any amendments or supplements required to be made with respect thereto, that it has been required to file with the Commission under the Securities Act and the Exchange Act. As of the respective dates of their filing with the Commission, all reports, registration statements and other filings filed by such party's parent with the Commission together with all notes, exhibits and schedules thereto and documents incorporated by reference therein (the "Commission Filings") complied in all material respects with the


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applicable provisions of the Securities Act and the Exchange Act and did not
contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) Each of the historical consolidated financial statements of such party's parent (including any related notes or schedules) included in the Commission Filings was prepared in accordance with GAAP (except as may be disclosed therein), and complied in all material respects with the rules and regulations of the Commission. Such financial statements fairly present the consolidated financial position of such party's parent and its subsidiaries as of the dates thereof and the consolidated results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments). Except as set forth or reflected in the Commission Filings filed prior to the date hereof, such party's parent does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

            SECTION 3.7. Material Adverse Change. Except as disclosed in the Commission Filings, since September 30, 1999, there has not been any event, occurrence or development of a state of circumstances or facts that has had, or could have reasonably be expected to have, a Material Adverse Effect on such party's parent.

            SECTION 3.8. Private Placement. (a) Such party understands that the offering and sale of the Shares in the Share Exchange by the other party is intended to be exempt from registration under the Securities Act pursuant to
Section 4(2) thereof.

            (b) Such party (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares to be sold hereunder by the other party and is capable of bearing the economic risks of such investment.

            (c) Such party is acquiring the Shares to be sold hereunder by the other party for its own account (or for accounts over which it exercises investment authority), for


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investment and not with a view to the public resale or distribution thereof in violation of any securities law.

            (d) Such party understands that the Shares to be sold hereunder by the other party will be issued in a transaction exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws, and that such Shares must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and such state laws or is exempt from such registration or qualification.

            (e) Such party (A) has been furnished with or has had full access to all of the information that it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be sold hereunder by the other party and that it has requested from the other party, (B) has had an opportunity to discuss with management of the other party the intended business and financial affairs of the other party and to obtain information (to the extent the other party possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access and (C) can bear the economic risk of (x) an investment in the Shares to be sold hereunder by the other party indefinitely and (y) a total loss in respect of such investment, has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Shares to be sold hereunder by the other party and to protect its own interest in connection with such investment.

                                   ARTICLE IV

                                    COVENANTS

            SECTION 4.1. Agreement to Take Necessary and Desirable Actions. Each party shall (a) subject to the satisfaction of the conditions set forth in
Section 5.1, execute and deliver such other documents, certificates, agreements and other writings and (b) take such other actions, in each case, as may be necessary or reasonably requested by the other party in order to consummate the Transactions in accordance with the terms of this Agreement.

            SECTION 4.2. Compliance with Conditions; Commercially Reasonable Efforts. Each party shall use all commercially reasonable efforts to cause all conditions


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precedent to the obligations of the parties hereto to be satisfied. Upon the terms and subject to the conditions of this Agreement, each party will use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate the Transactions in accordance with the terms of this Agreement.

            SECTION 4.3. HSR Act Notification. Each party shall (a) use all commercially reasonable efforts to file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, all reports and other documents required to be filed by it under the HSR Act concerning the transactions contemplated hereby and (b) use all commercially reasonable efforts to promptly comply with or cause to be complied with any requests by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice for additional information concerning such transactions, in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Each party agrees to request, and to cooperate with the other party in requesting, early termination of any applicable waiting period under the HSR Act.

            SECTION 4.4. Consents and Approvals. Each party shall use all commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other Persons required in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

            SECTION 4.5. Legends. So long as applicable, each certificate representing any portion of the Shares shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH


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      REGISTRATION OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION
      REQUIREMENTS.

After the above requirement for a legend is no longer applicable because the Shares are freely transferable under the Securities Act, such party shall remove such legend upon request from a holder of such Shares, if outside counsel for such holder reasonably determines that the transfer of such Shares is no longer restricted by the Securities Act and outside counsel for such party reasonably concurs in such determination.

            SECTION 4.6. Separate Business. Each party agrees to operate its business and hold its property separate from any of its direct or indirect parents.



                                    ARTICLE V

                         CONDITIONS PRECEDENT TO CLOSING

            SECTION 5.1. Conditions to Each Party's Obligations. The obligations of a party hereunder required to be performed on the Closing Date shall be subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

            (a) The representations and warranties of the other party contained in this Agreement and of the other party's parent contained in the Registration Rights Agreement (i) shall have been true and correct when made and (ii) shall be (A) in the case of representations and warranties that are qualified as to materiality or Material Adverse Effect, true and correct and (B) in all other cases, true and correct in all material respects, in the case of clauses (A) and
(B), as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

            (b) The other party shall have performed in all material respects all of its obligations, agreements and covenants contained in this Agreement and the other party's parent shall have performed in all material respects all of its obligations, agreements and covenants contained in the Registration Rights Agreement to be performed and complied with at or prior to the Closing Date.

            (c) The parent of the other party shall have entered into the Registration Rights Agreement and such agreements shall be in full force and effect.


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            (d) The other party shall have delivered to such party a certificate executed by it or on its behalf by a duly authorized representative, dated the Closing Date, to the effect that each of the conditions specified in paragraphs
(a) through (c) of this Section 5.1 has been satisfied.

            (e) Any applicable waiting period under the HSR Act with respect to the consummation of the Transactions shall have expired or been terminated.

            (f) No provision of any Applicable Law, or any injunction, order or decree of any Governmental Entity shall be in effect which has the effect of making the Transactions illegal or shall otherwise restrain or prohibit the consummation of the Transactions.

            (g) All necessary orders and permits approving the Transactions from all applicable state regulatory authorities shall have been obtained.

            (h) The Stockholder Approval shall have been obtained.

                                   ARTICLE VI

                                  MISCELLANEOUS

            SECTION 6.1. Indemnification. (a) All representations and warranties contained in this Agreement shall survive the Closing for 18 months and all covenants and agreements shall survive indefinitely. Notwithstanding the foregoing, with respect to claims asserted pursuant to this Section 6.1 before the expiration of the applicable representation or warranty such claims shall survive until the date they are finally adjudicated or otherwise resolved.

            (b) Each party agrees to indemnify and hold harmless the other party and each of such party's directors, officers, employees, representatives or agents (each an "indemnified person"), from and against (and to reimburse each indemnified person as Losses (as defined below) are incurred) any and all losses (including, but not limited to, impairment of the value of the Shares as of the date such loss first becomes known, but excluding consequential damages), claims, damages, liabilities, costs and expenses (collectively, "Losses") to which any indemnified person may become subject or which any indemnified person may incur based upon, arising out of, or in connection with (i) a breach of any representation, warranty or covenant of this


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Agreement by such party or (ii) any claim, litigation, investigation or proceeding brought by or on behalf of any Person other than such party relating to the Share Exchange, and to reimburse each indemnified person upon demand for any reasonable legal or other reasonable out of pocket expenses incurred in connection with investigating or defending any of the foregoing, provided the maximum amount indemnifiable to such other party (and its successors or assigns) under clause (i) shall not exceed the fair market value on the Closing Date of the Shares received hereunder by such other party.

            (c) If a Person entitled to indemnity hereunder (an "Indemnified Party") asserts that Quadrangle or ICG, as applicable (the "Indemnifying Party") has become obligated to the Indemnified Party pursuant to Section 6.1(b), or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party shall notify the Indemnifying Party promptly and shall cooperate with the Indemnifying Party, at the Indemnifying Party's expense, to the extent reasonably necessary for the resolution of such claim or in the defense of such suit, action or proceedings, including making available any information, documents and things in the possession of the Indemnified Party. Notwithstanding the foregoing notice requirement, the right to indemnification hereunder shall not be affected by any failure to give, or delay in giving, notice unless, and only to the extent that, the rights and remedies of the Indemnifying Party shall have been materially prejudiced as a result of such failure or delay.

            (d) In fulfilling its obligations under this Section 6.1, after the Indemnifying Party has provided each Indemnified Party with a written notice of its acceptance of liability under this Section 6.1, as between such Indemnified Party and the Indemnifying Party, the Indemnifying Party shall have the right to investigate, defend, settle or otherwise handle, with the aforesaid cooperation, any claim, suit, action or proceeding brought by a third party in such manner as the Indemnifying Party may in its sole discretion reasonably deem appropriate; provided, that (i) counsel retained by the Indemnifying Party is reasonably satisfactory to the Indemnified Party and (ii) the Indemnifying Party will not consent to any settlement or entry of judgment imposing any obligations on any other party hereto other than financial obligations for which such party will be indemnified hereunder, unless such party has consented in writing to such settlement or judgment (which consent may be given or withheld in its sole


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discretion) and (iii) the Indemnifying Party will not consent to any settlement or entry of judgment unless, in connection therewith, the Indemnifying Party obtains a full and unconditional release of the Indemnified Party from all liability with respect to such suit, action, investigation claim or proceeding. Notwithstanding the Indemnifying Party's election to assume the defense or investigation of such claim, action or proceeding, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense or investigation of such claim, action or proceeding, which participation shall be at the expense of the Indemnifying Party, if (i) on the advice of counsel to the Indemnified Party use of counsel of the Indemnifying Party's choice could reasonably be expected to give rise to a material conflict of interest, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding, (iii) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense or (iv) such action shall seek relief other than monetary damages against the Indemnified Party.

            (e) The parties agree that any payment of Losses made hereunder will be treated by the parties on their tax returns as an adjustment to the Purchase Price. If, notwithstanding such treatment by the parties, a final determination (which shall include the form 870-AD or successor form) with respect to the Indemnified Party or any of its affiliates causes any such payment not to be treated as an adjustment to Purchase Price, then the Indemnifying Party shall indemnify the Indemnified Party for any taxes payable by the Indemnified Party or any subsidiary by reason of the receipt of such payment (including any payments under this 6.1(e)), determined at an assumed marginal tax rate equal to the highest marginal tax rate then in effect for corporate taxpayers in the relevant jurisdiction.

            SECTION 6.2. Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted


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                                                                              14


by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service.

            To Quadrangle:

             c/o  Teligent, Inc.
                  8065 Leesburg Pike
                  Suite 400
                  Vienna, VA 22182
                  Attn:  General Counsel
                  Telephone:  (703) 762-5100
                  Fax:  (703) 762-5227

            with a copy to:

                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, New York 10019
                  Attn:  Scott A. Barshay
                  Telephone:  (212) 474-1009
                  Fax:  (212) 474-3700

            To ICG:

             c/o  ICG Communications, Inc.
                  161 Inverness Drive West
                  P.O. Box 6742
                  Englewood, CO 80155-6742
                  Attn:  General Counsel
                  Telephone:  (303) 414-4000
                  Fax:  (303) 414-8839

            with a copy to:

                  O'Sullivan, Graev & Karabell
                  30 Rockefeller Plaza, 24th Floor
                  New York, NY 10112
                  Attn:  Audrey A. Rohan
                  Telephone:  (212) 728-5591
                  Fax:  (212) 728-5950


            SECTION 6.3. Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.


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                                                                              15


            SECTION 6.4. Termination. (a) This Agreement may be terminated (i) at any time prior to the Closing Date by mutual written agreement of Quadrangle and ICG, (ii) if the Closing shall not have occurred on or prior to the later of
(A) April 30, 2000 and (B) the Business Day following the next annual or special meeting of stockholders of Teligent (such date, the "Termination Date"), by either Quadrangle or ICG, at any time after the Termination Date, provided that the right to terminate this Agreement under this Section 6.4(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement was the cause of or resulted in the failure of the Closing to occur on or before such date, (iii) if any Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, by either Quadrangle or ICG or (iv) if either Quadrangle or ICG shall have breached any of its material obligations under this Agreement, by the non-breaching party. Any party desiring to terminate this Agreement pursuant to clauses 6.4(a)(ii), (iii) or (iv) shall promptly give notice of such termination to the other party.

            (b) If this Agreement is terminated, as permitted by Section 6.4(a), such termination shall be without liability of any party (or any stockholder, director, officer, partner, employee, agent, consultant or representative of such party) to any other party to this Agreement; provided that if such termination shall result from the willful (i) failure of any party to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by any party hereto of any representation or warranty contained herein, such failing or breaching party shall be fully liable for any and all losses (excluding consequential damages) incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 6.2, 6.3, this Section 6.4, Sections 6.5, 6.8, 6.10, 6.11, 6.12, 6.13, 6.14 and 6.16 shall survive any termination hereof pursuant to
Section 6.4(a).

            SECTION 6.5. Entire Agreement. This Agreement (including the exhibits hereto) (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

            SECTION 6.6. Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding unless executed in writing by Quadrangle and ICG.

            SECTION 6.7. Waivers and Extensions. Any party to this Agreement may waive any condition, right, breach or default that such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

            SECTION 6.8. Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

            SECTION 6.9. Exhibits and Schedules. Each of the exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

            SECTION 6.10. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

            SECTION 6.11. Press Releases and Public Announcements. All public announcements or disclosures relating to the Share Exchange or this Agreement shall be made only if mutually agreed upon by Quadrangle and ICG, except to the extent such disclosure is, in the opinion of counsel, required by law or by regulation of any applicable national stock exchange or Commission recognized trading market; provided that any such required disclosure shall only be made, to the extent consistent with law and regulation of any applicable national stock exchange or Commission recognized trading market, after consultation with the other party.

            SECTION 6.12. Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by either party without the other party's prior written consent except to an affiliate of such party. Any assignment or delegation of rights, duties or obligations hereunder made by either party in violation of the preceding sentence shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than the parties hereto, except as expressly set forth in Section 6.1 or this Section 6.12.

            SECTION 6.13. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

            SECTION 6.14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

            SECTION 6.15. Further Assurances. Each party hereto, upon the request of the other party, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement, including, such acts, instruments and documents as may be necessary or desirable to convey and transfer to the Shares to be purchased by it hereunder.

            SECTION 6.16. Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any remedies against the other party hereto.

            SECTION 6.17. Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate, and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement, or prevent any violation hereof, and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    QUADRANGLE INVESTMENTS, INC.,

                                    by /s/   Cindy Tallent
                                      -------------------------
                                      Name:  Cindy Tallent
                                      Title: Vice President and Treasurer


                                    ICG TEVIS, INC.,

                                    by /s/   H. Don Teague
                                      -------------------------
                                      Name:  H. Don Teague
                                      Title: Executive Vice President,
                                             General Counsel and Secretary